Exhibit 24

POWER OF ATTORNEY

The undersigned, Textron Inc. ("Textron"), a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Terrence O'Donnell, Arnold M. Friedman and Michael D. Cahn, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration under the Securities Act of 1933, as amended, of the offering of up to 2,500,000 additional shares of Textron's Common Stock pursuant to the Textron 1999 Long-Term Incentive Plan, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to the Registration Statement filed with the Securities and Exchange Commission in respect of such offering of common stock, to any and all amendments to such Registration Statement (including post-effective amendments), and to any instruments or documents or other writings of which the original or copies thereof are to be filed as a part of or in connection with such Registration Statement or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder, and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name hereto, on this 23rd day of April 2003.

TEXTRON INC.

s/Lewis B. Campbell
Lewis B. Campbell
Chairman, President and
Chief Executive Officer

ATTEST:

s/Frederick K. Butler
Frederick K. Butler
Vice President and Secretary

s/Lewis B. Campbell Lewis B. Campbell Chairman, President and Chief Executive Officer	s/Lord Powell of Bayswater KCMG Lord Powell of Bayswater KCMG Director
s/H. Jesse Arnelle H. Jesse Arnelle Director s/Teresa Beck Teresa Beck Director	s/ Brian H. Rowe Brian H. Rowe Director /Sam F. Segnar Sam F. Segnar Director
s/R. Stuart Dickson R. Stuart Dickson Director s/Lawrence K. Fish Lawrence K. Fish Director	s/Martin D. Walker Martin D. Walker Director s/Thomas B. Wheeler Thomas B. Wheeler Director
s/Joe T. Ford Joe T. Ford Director s/Paul E. Gagné Paul E. Gagné Director

 s/Theodore R. French
Theodore R. French
Executive Vice President
and Chief Financial Officer
(principal financial officer)

s/Richard L. Yates
Richard L. Yates
Vice President and Controller
(principal accounting officer)

s/John D. Macomber John D. Macomber Director